Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. ANNOUNCES

FIRST QUARTER 2014 RESULTS

New York, NY – May 29, 2014 – dELiA*s, Inc. (NASDAQ: DLIA), an omni-channel retail company primarily marketing to teenage girls, today announced the results for its first quarter of fiscal 2014.

First Quarter Results

dELiA*s, Inc. results for all periods presented reflect its former Alloy business as a discontinued operation. All financial results in this press release are for continuing operations only unless otherwise stated.

The Company identifies its operating segments according to how business activities are managed and evaluated. Prior to fiscal 2014, dELiA*s, Inc. had two reportable segments: retail stores and direct marketing. Beginning in fiscal 2014, the Company combined all channels under one management team which oversees the retail stores and online operations. The Company has determined that the two operating segments share similar economic and other qualitative characteristics and has therefore aggregated the results of the two operating segments into one reportable segment.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

First Quarter Fiscal 2014 Highlights:

•	Total revenues decreased 26.3% to $25.9 million from $35.2 million in the first quarter of fiscal 2013. Comparable sales, including comparable store sales and direct-to-consumer sales, decreased 24.7%.

•	Consolidated gross profit was 21.3% compared to 23.8% in the prior year quarter primarily due to the deleveraging of occupancy costs.

•	Loss from continuing operations was $11.6 million compared to a loss from continuing operations for the first quarter of fiscal 2013 of $9.2 million.

Tracy Gardner commented, “At this early stage of our turnaround, we are encouraged by our first quarter progress in what continues to be a challenging macro retail environment. While our total revenues decreased 26% in the first quarter, our comparable store performance was down 21% and sequentially improved each month of the quarter. Our merchandise margin rates, inclusive of obsolescence, were rebuilt to the highest level we have seen in the last six quarters as we delivered merchandise margin dollars that were only down 13% on a comparable store basis. This improvement in merchandise margin levels is an important first step that we would expect to see at this point in our turnaround. Also important was that we achieved our targeted first quarter reductions in inventory levels and operating expenses. Our team has made tremendous progress in developing a product assortment that appeals to our girl’s fashion sense and her desire for great value. We are seeing our girl respond to the customer engagement strategies and enhanced store shopping experience that were rolled out in the first quarter. We are optimistic that the sequential improvements we have seen in the first quarter will continue forward while we remain focused on transforming dELiA*s into a customer-centric teen brand that enables her to express her individual style. I want to thank our entire headquarters, distibution center and store teams for their hard work, passion and dedication to helping dELiA*s reach its potential.”

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

Total revenues for the first quarter of fiscal 2014 decreased 26.3% to $25.9 million from $35.2 million in the first quarter of fiscal 2013. Comparable sales decreased 24.7% primarily due to reduced website and mall traffic. In addition, catalog circulation for the first quarter of fiscal 2014 decreased 15.2% compared to the prior year quarter predominantly due to a reduction in unprofitable circulation.

Gross profit, which includes distribution, occupancy and merchandising costs, was 21.3% for the first quarter of fiscal 2014 compared to 23.8% in the prior year period. Gross profit benefitted from a 260 basis point improvement in reduced obsolescence and other inventory reserves. Merchandise margin rate was down 100 basis points versus the prior year period; however, the rate improved 1,440 basis points over fourth quarter of fiscal 2013. Gross profit included a 450 basis point reduction due to the deleveraging of occupancy costs on lower revenues.

Selling, general and administrative (SG&A) expenses were $16.5 million, or 63.6% of revenues, in the first quarter of fiscal 2014 compared to $17.5 million, or 49.7% of revenues, in the prior year period. The reduction in SG&A expenses in dollars reflects reduced overhead and depreciation expenses offset, in part, by an increase in selling and stock-based compensation expenses. The increase in SG&A expenses as a percent of revenues reflects the deleveraging of selling, overhead and stock-based compensation expenses on lower revenues.

The operating loss for the first quarter of fiscal 2014 was $10.7 million compared to a loss of $8.9 million in the prior year period.

The Company relocated one store location and closed two store locations during the first quarter of fiscal 2014, ending the period with 99 stores.

Balance Sheet Highlights

At the end of the first quarter of fiscal 2014, cash and cash equivalents were $2.5 million compared with $3.6 million at the end of the first quarter of fiscal 2013. At the end of the first quarter of fiscal 2014, the Company had restricted cash of $9.3 million to support outstanding letters of credit. Availability under the Company’s credit facility with Salus Capital was $5.5 million as of the end of the first quarter of fiscal 2014, net of borrowings of $11.2 million.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

Total net inventories at the end of the first quarter of fiscal 2014 were $24.1 million compared with $26.1 million at the end of the first quarter of fiscal 2013.

During the first quarter of fiscal 2014, the Company closed on a $44.1 million private placement transaction. Approximately $20.0 million of proceeds were immediately available to the Company, with the remaining $24.1 million to become available subsequent to stockholder approval of an amendment of the Company’s certificate of incorporation at the annual stockholder meeting scheduled for June 17. 2014. This transaction included the sale of 199,834 shares of preferred stock for an aggregate purchase price of approximately $20.0 million, and the sale of approximately $24.1 million in principal amount of 7.25% secured convertible notes. Each share of preferred stock is convertible into 125 shares of common stock at a conversion price of $0.80 per share. The notes will automatically convert into 241,166 shares of preferred stock upon stockholder approval of an amendment to the Company’s certificate of incorporation that would increase authorized common stock to allow conversion into common stock of the preferred stock issuable under the notes. If the Company does not obtain stockholder approval, the funds will be used to repay the notes.

Conference Call and Webcast Information

A conference call to discuss first quarter 2014 results is scheduled for Thursday, May 29, 2014 at 9:30 A.M. Eastern Time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available through June 29, 2014 and can be accessed by dialing (877) 870-5176 and providing the pass code number 8593263.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

About dELiA*s, Inc.

dELiA*s, Inc. is an omni-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate,” “believe,” “estimate,” “expect,” “expectation,” “should,” “would,” “project,” “plan,” “predict,” “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Registration Statements on Form S-3. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	May 3, 2014	May 4, 2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,548	$3,643
Inventories, net	24,076	26,119
Prepaid catalog costs	1,194	1,565
Restricted cash	32,360	—
Other current assets	6,520	5,596
Assets held for sale	—	6,094

TOTAL CURRENT ASSETS	66,698	43,017
PROPERTY AND EQUIPMENT, NET	26,795	34,988
INTANGIBLE ASSETS, NET	2,419	2,419
RESTRICTED CASH	1,100	—
OTHER ASSETS	792	968
ASSETS HELD FOR SALE	—	657

TOTAL ASSETS	$97,804	$82,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,910	$21,927
Bank loan payable	11,240	1,550
Accrued expenses and other current liabilities	9,336	11,703
Convertible notes payable	24,117	—
Accrued dividends payable	243	—
Income taxes payable	635	666
Liabilities held for sale	—	4,552

TOTAL CURRENT LIABILITIES	61,481	40,398
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	7,977	9,455

TOTAL LIABILITIES	69,458	49,853

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized: Series B Convertible Preferred stock, (liquidation preference of $20,226) stated value $100 per share, $.001 par value: 441,000 shares designated and 199,834 and -0- shares issued and outstanding, respectively	0	—
Common Stock, $.001 par value; 100,000,000 shares authorized: 70,790,376 and 32,789,615 shares outstanding, respectively	71	33
Additional paid-in capital	157,433	100,099
Accumulated deficit	(129,086)	(67,936)
Treasury stock, at cost, 49,807 and -0- shares, respectively	(72)	—

TOTAL STOCKHOLDERS’ EQUITY	28,346	32,196

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$97,804	$82,049

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	May 3, 2014		May 4, 2013
NET REVENUES	$25,924	100.0%	$35,177	100.0%
Cost of goods sold	20,399	78.7%	26,811	76.2%

GROSS PROFIT	5,525	21.3%	8,366	23.8%

Selling, general and administrative expenses	16,495	63.6%	17,492	49.7%
Other operating income	(242)	-0.9%	(146)	-0.4%

TOTAL OPERATING EXPENSES	16,253	62.7%	17,346	49.3%

OPERATING LOSS	(10,728)	-41.4%	(8,980)	-25.5%
Interest expense	859	3.3%	185	0.5%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,587)	-44.7%	(9,165)	-26.1%
Provision for income taxes	24	0.1%	28	0.1%

LOSS FROM CONTINUING OPERATIONS	(11,611)	-44.8%	(9,193)	-26.1%
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	0.0%	(22)	-0.1%

NET LOSS	(11,611)	-44.8%	(9,215)	-26.2%

PREFERRED STOCK DIVIDEND	(243)	-0.9%	—	0.0%

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11,854)	-45.7%	$(9,215)	-26.2%

BASIC AND DILUTED LOSS PER SHARE:
LOSS FROM CONTINUING OPERATIONS	$(0.17)		$(0.29)
LOSS FROM DISCONTINUED OPERATIONS	$—		$(0.00)

NET LOSS PER SHARE	$(0.17)		$(0.29)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	67,982,824		31,491,074

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

dELiA*s Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,611)	$(9,215)
Loss from discontinued operations	—	(22)

Loss from continuing operations	(11,611)	(9,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,627	2,484
Amortization of deferred financing fees	71	45
Stock-based compensation	591	151
Changes in operating assets and liabilities:
Inventories	(4,555)	(1,279)
Prepaid catalog costs and other assets	(556)	(1,359)
Restricted cash	50	—
Income taxes payable	35	43
Accounts payable, accrued expenses and other liabilities	(566)	(5,323)

Total adjustments	(3,303)	(5,238)

Net cash used in operating activities of continuing operations	(14,914)	(14,431)
Net cash provided by operating activities of discontinued operations	—	118

NET CASH USED IN OPERATING ACTIVITIES	(14,914)	(14,313)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,067)	(406)

NET CASH USED IN INVESTING ACTIVITIES	(1,067)	(406)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series B preferred stock, net of issuance costs	18,547	—
Net (repayments) borrowings on bank loan payable	(3,298)	1,550
Proceeds from the sale of convertible notes payable	24,117	—
Restricted cash	(24,117)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	15,249	1,550

NET DECREASE IN CASH AND CASH EQUIVALENTS	(732)	(13,169)
CASH AND CASH EQUIVALENTS, beginning of period	3,280	16,812

CASH AND CASH EQUIVALENTS, end of period	$2,548	$3,643

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended
	May 3, 2014		May 4, 2013
Comparable sales (1)	(24.7%)		(9.7%)

Catalogs mailed (2)	4,163		4,912

Number of stores:
Beginning of period	101		104
Opened	1	*	1	**
Closed	3	*	2	**

End of period	99		103

Total gross sq. ft @ end of period	379.8		397.7

*	Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2014.
**	Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2013.

(1)	Comparable sales includes comparable store sales and direct-to-consumer sales
(2)	Restated to exclude the Alloy business